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Exhibit 10.21

STOCK PURCHASE PLAN
OF
ROBIN HOOD MULTIFOODS INC.

ARTICLE 1
Definitions

1.01.
"Beneficiary" means any person designated by the Committee pursuant to Section 11.01, or if no such designation is made by the Committee, "Beneficiary" means the executor, administrator, other personal representative representing the estate, or the heirs-at-law of the deceased Member.

1.02.
"Board" means the Board of Directors of the Company.

1.03.
"Committee" means the Savings Committee as provided for in Article IX of the Plan.

1.04.
"Company" means Robin Hood Multifoods Inc., a corporation of Canada, or any successor to it in ownership of all or substantially all of its operating assets which adopts and continues the Plan by operation of law or with the approval of the Board, and the Board of Directors of IMCO.

1.05.
"Continuous Service" means the uninterrupted period of an individual's employment (from and after the date on which at the particular time he shall have most recently entered such employment) including employment prior to the Effective Date:

(a)
with the Company;

(b)
to the extent permitted by the Board, from time to time, and subject to the approval of the Board of Directors of IMCO;

(i)
with any corporation 50% or more of the outstanding shares of which corporation, which at all times entitle the holders thereof to vote at meetings of shareholders of such corporation, are owned, directly or indirectly, by the Company;

(ii)
with any corporation whose principal operating assets are acquired directly or indirectly by the Company or a corporation specified in Section 1.05(b)(i); or

(iii)
with a Division of any corporation where the principal operating assets of such Division are acquired directly or indirectly by any corporation specified in the foregoing subdivisions of Section 1.05;

(c)
with IMCO or any subsidiary of IMCO incorporated under the laws of any state of the United States of America;

provided, however, that the Board in cases where its action is required, shall treat each such corporation or Division as a unit and all individuals in the employ of such corporation or Division shall be treated uniformly. For purposes of determining continuity of employment, all of the corporations and Divisions designated in Sections 1.05(a) and 1.05(b) shall be treated as a unit. Employment shall be deemed to be continuous (and uninterrupted) even though it shall have been interrupted by excused absence granted in writing at any time by the Employer for military service, sickness, or such other reason or reasons as the Committee may, in its sole discretion, determine, provided that no such excused absence, except for military or other governmental service, or for service with a corporation or Division of the type described in Section 1.05(b)(ii) or (iii) but which is not an Employer, shall have been continuous for more than one year, and provided, further, that no such period of excused absence shall be counted in determining the number of years an Employee has been a Member unless the

Employee returns for at least five months to the employ of the Employer following the authorized absence.

1.06.
"Current Market Value" means the fair market value as of a particular date, as determined by the Trustee.

1.07.
"Disability" means a mental or physical condition which prevents (and is expected to prevent for the foreseeable future) a Member from performing his usual duties as an Employee. The Committee, based on medical evidence deemed by it to be competent, shall be the sole judge of the Disability of a Member, and its determination shall be final and conclusive.

1.08.
"Division" means any portion of a corporation designated by the Board which is a substantially integrated economic unit.

1.09.
"Early Retirement Date" means the first day of the calendar month next following the month during which an Employee who has had at least five years Continuous Service and who has attained the age of 55 shall, with the consent of the Employer, elect to retire.

1.10.
"Effective Date" means March 1, 1970.

1.11.
"Employee" means those full-time salaried personnel of an Employer selected and designated by the Company for participation in the Plan. The term "Employee" shall not include:

(a)
a Member of the Board of Directors of an Employer who is active only in that capacity; or

(b)
any individual who has reached age 65; or

(c)
any individual who is eligible to make contributions under Section 3.01 of the Salaried Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation.

1.12.
"Employer" means the Company (including all Divisions thereof as of October 1, 1969, but not including Divisions created or acquired thereafter), and any corporation or Division specified in Section 1.05(b) which has adopted the Plan with the approval of the Board and of the Board of Directors of IMCO. A corporation shall be deemed to be an "Employer" only for the period subsequent to its adoption of the Plan with the approval of the Board and of the Board of Directors of IMCO.

1.13.
"Employer Unit" means a Unit of the Trust Fund which is attributable to Employer contributions.

1.14.
"Enrollment Date" means March 1, 1970, and each July 1 and January 1 thereafter.

1.15.
"IMCO" means International Multifoods Corporation, a Delaware corporation, or any successor to it in ownership of all or substantially all of its operating assets.

1.16.
"Member" means any Employee who has become eligible to participate and who has commenced participation in the Plan in accordance with the provisions of Article II of the Plan, including any Employee or former Employee who has a vested interest in a Member Account under the plan.

1.17.
"Member Account" means the account of each Member as provided in Article V.

1.18.
"Member Unit" means a Unit of the Trust Fund which is attributable to a Member's contributions.

1.19.
"Normal Retirement Date" means the first day of the calendar month next following the date on which a Member shall attain age 65.

1.20.
"Plan" means the Stock Purchase Plan of Robin Hood Multifoods Inc., as the same may be amended from time to time.

1.21.
"Salary" means the regular compensation, including commissions, paid during any month to any Employee for services performed for the Employer, but not including any bonuses, overtime, or other extra or special remuneration.

1.22.
"Trust Agreement" means the Agreement of Trust as provided for in Article XIV and as in effect at said date and as it may be from time to time, which Trust Agreement forms a part of the Plan.

1.23.
"Trust Fund" means the property which shall be held from time to time by the Trustee under the Trust Agreement.

1.24.
 "Trustee" means the persons who, and/or the trust company which, at the particular time shall be the trustee or trustees under the Trust Agreement.

1.25.
"Unit" means the measure of value of a Member's interest in the Trust Fund.

1.26.
"Unit Value" means, on any particular date, the current value of each Unit of the Trust Fund as of the Valuation Date coinciding with or next preceding such date, as determined pursuant to Section 5.03.

1.27.
"Valuation Date" means the last business day of each month.

ARTICLE II
Membership

2.01.
Eligibility. Each employee who shall have completed one full year of Continuous Service on any Enrollment Date shall be eligible for membership in the Plan.

2.02.
Commencement of Membership. Any Employee who is eligible for membership in the Plan shall become a Member on the Enrollment Date next following the expiration of 20 days from his filing with the Employer of an instrument in form prescribed by the Committee evidencing his acceptance of the provisions of the Plan.

ARTICLE III
Contributions

3.01.
Member Contributions. Subject to the provisions of Section 3.04, each Member who is an Employee shall make monthly contributions under the Plan to the Trustee in the form of payroll deductions equal to 2%, 3%, 4% or 5% of the Member's Salary, but in no event less than $10.00.

3.02.
Designation of Member Contributions. Each Member shall designate the percentage of his Salary to be deducted as a contribution under the Plan in the same instrument by which he evidences his acceptance of the provisions of the Plan pursuant to Section 2.02. Thereafter, upon not less than 20 days prior written notice to the Employer and effective as of the next Enrollment Date following the expiration of said 20-day notice period, he may, on a form prescribed by the Committee, change the percentage of his Salary to be deducted as a contribution under the Plan.

3.03.
Employer Contributions. Within 120 days next following the end of each fiscal year of the Employer, the Employer shall pay to the Trustee solely out of profits of any Employer, a contribution in respect of each Member equal to 50% of the aggregate amount of that Member's contributions pursuant to Section 3.01 during the said fiscal year.

3.04.
Suspension or Discontinuance of Member Contributions. A Member may at any time suspend or discontinue his contributions under the Plan by giving written notice to the Employer, on a form prescribed by the Committee, not less than 20 days prior to the last business day of the month as of which such suspension is to take effect.

3.05.
Resumption of Member Contributions. A Member who has suspended or discontinued his contributions under the Plan shall be permitted to resume his contributions under the Plan as of any Enrollment Date subsequent to the date upon which such suspension or discontinuance commenced, by giving written notice to the Employer on a form prescribed by the Committee not less than 20 days prior to such Enrollment Date. Upon resumption of contributions, a Member will not be entitled to make any contribution in respect of any month during which contributions were suspended or discontinued.

ARTICLE IV
Investment of Funds

4.01.
Investment of Funds. The Trust Fund shall be invested by the Trustee in Common Stock of IMCO. Such investment will be made in such manner, at such prices, in such amounts and at such times as the Trustee may, in its sole discretion, determine. Without limiting the foregoing, the Trustee may purchase Common Stock of IMCO in the open market, by the exercise of any stock rights which may be acquired by the Trustee, or from IMCO or a private person at the Current Market Value thereof.

4.02.
Income From Investments. Income from the investments in the Trust Fund shall be reinvested in the Trust Fund.

4.03.
Temporary Investments. In administering the Trust Fund, the Trustee may temporarily hold cash or make short-term investments in securities other than Common Stock of IMCO.

ARTICLE V
Member Accounts

5.01.
Member Accounts. The Trustee shall maintain a separate Member Account for each Member which shall reflect the total number of Member Units and Employer Units of the Trust Fund allocated to him at any time.

5.02.
Rules of Operation. For the purposes of maintaining Member Accounts, pursuant to this Article V, the following procedures shall be used:

(a)
The Trust Fund shall be divided into Units, and the interest of each Member in the Trust Fund shall be evidenced by the number of Units in the Trust Fund credited to his Member Account. A fraction of a Unit shall be expressed decimally to three decimal places.

(b)
Dollar amounts shall be convertible into an equivalent number of Units as of any given date by dividing (i) the dollar amount by (ii) the Unit Value determined as of the Valuation Date coinciding with or next preceding such date.

(c)
The dollar value of the Units of the Trust Fund allocated to any Member Account may be determined as of any given date by multiplying (i) the total number of Units of the Trust Fund allocated to such Member Account by (ii) the Unit Value determined as of the Valuation Date coinciding with or next preceding such date.

5.03.
Valuation of Units. The Unit Value of the Trust Fund as of the first Valuation Date shall be $1.00. Subsequent Unit Values for the Trust Fund shall be determined by the following procedure:
Divide (a)	The Current Market Value of such Trust Fund as of such Valuation Date, excluding any amounts contributed with respect to the month ending on such Valuation Date;
by (b)	The total number of Units of such Trust Fund then outstanding in all Member Accounts, excluding any Units attributable to contributions made with respect to the month ending on such Valuation Date.

5.04.
Allocation of Units. Additional Units of the Trust Fund shall be allocated to Member Accounts as of each Valuation Date. The number of Units of the Trust Fund to be allocated shall be determined by dividing the aggregate amount of the contributions made by or in respect of such Member in the month ending on such Valuation Date by the Unit Value of the Trust Fund determined as of such Valuation Date.

5.05.
Reduction of Units Allocated to Member Accounts. The number of Units allocated to a Member Account shall be reduced by the number of Units distributed to the particular Member or his Beneficiary and by the number of Employer Units forfeited by such Member pursuant to Article VIII.

5.06.
Determination of Outstanding Units. The total number of Units of the Trust Fund outstanding at any Valuation Date shall be equal to the aggregate of the number of Units of the Trust Fund allocated to Member Accounts pursuant to Section 5.04, less the aggregate number of Units distributed to Members and their Beneficiaries. The total number of Units of the Trust Fund shall be further reduced by the number of Units of the Trust Fund which have been used to reduce Employer contributions pursuant to Section 5.07, such further reduction being effective with respect to all Valuation Dates following the Valuation Date with respect to which such reduced Employer contribution is made.

5.07.
Allocation of Forfeitures. Employer Units forfeited pursuant to Article VIII shall be used to reduce subsequent Employer contributions, and shall otherwise be treated as if they were Employer contributions. The reduction of Employer contributions provided for in this Section 5.07 shall be based upon the Unit value of such Employer Units determined on the Valuation Date occurring in the month with respect to which such reduced contributions are made. In the event of termination of the Plan, any forfeited Employer Units not then allocated to Member Accounts shall be allocated proportionately to the Member Accounts of the remaining Members.

ARTICLE VI
Vesting

6.01.
Member Units. Member Units shall be fully vested and shall not be subject to forfeiture for any reason.

6.02.
Employer Units. Employer Units shall be contingently allocated to Member Accounts subject to forfeiture as hereinafter provided. Although distributions from the Trust Fund shall be made only at the time and in the manner provided in Article VII hereof, an Employer Unit contingently allocated to a Member Account shall vest contingently in the Member or his Beneficiary, subject to the provisions of Section 8.01 and to the following terms and conditions:

(a)
Scale of Vesting. Excepting for conditions specified in (b), (c), (d), (e), (f), and (g) of this Section 6.02, each Member shall have on and after the end of the third full year during which he shall have been a Member, a completely vested interest in all Employer Units which shall or ought to have been credited to his Member Account.

        Solely for the purpose of determining the entitlement of a Member to a vested interest in Employer Units under subparagraph (a) of this Section 6.02, the period during which any Member of this Plan is or has been a Member of the Salaried Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation shall be recognized in determining the period of membership of any Member of this Plan.

  (b)
  Retirement. Upon a Member's retirement at his Normal Retirement Date or Early Retirement Date, all Employer Units contingently allocated to his Member Account shall thereupon vest in him.

  (c)
  Death. If a Member shall die before he attains his Normal Retirement Date or Early Retirement Date, all Employer Units contingently allocated to his Member Account shall thereupon vest in his Beneficiary.

  (d)
  Disability. If the employment of a Member is terminated before he attains his Normal Retirement Date or Early Retirement Date because of a Disability, all Employer Units contingently allocated to his Member Account shall thereupon vest in him.

  (e)
  Involuntary Separation Without Fault. If the employment of a Member is terminated before he attains his Normal Retirement Date because of the sale, destruction or condemnation of a plant or such other event as the Committee shall deem to constitute sufficient cause, then all Employer Units contingently allocated to his Member Account shall thereupon vest in him.

  (f)
  Other Terminations. If the employment of a Member is terminated before he attains his Normal Retirement Date and prior to the end of the third full year during which he shall have been a Member upon any other conditions than as specified in (b), (c), (d), and (e) of this Section 6.02, then 30% of the Employer Units contingently allocated to his Member Account shall thereupon vest in him.

  (g)
  Discontinuance or Termination of the Plan. If the Plan should at any time be terminated or all Employer contributions thereunder be permanently discontinued with respect to any corporation or Division referred to in Section 1.05(a) or (b), all Employer Units in the Member Accounts attributable to contributions of the Employer which have not theretofore vested, shall thereupon vest in the affected Members to whom they are contingently allocated.

ARTICLE VII
Distributions

7.01.
Distributions Upon Termination of Employment. Subject to the provisions of Article VIII, upon termination of a Member's employment with the Employer (which shall not include an excused leave of absence as provided in Section 1.05) due to retirement or any other reason except death, the Unit Value of the vested Units of the Trust Fund credited to his Member Account shall be distributed in full shares of Common Stock of IMCO to the extent possible and the balance, if any shall be paid in money by cheque.

7.02.
Distributions Upon Death. Subject to the provisions of Article VIII, in the event of the death of a Member, the Unit Value of the vested Units of the Trust Fund credited to his Member Account shall be distributed to his Beneficiary. The distribution to the Beneficiary shall be made in the manner provided in Section 7.01. Such distribution is to be made as soon as practicable after proof of death satisfactory to the Committee shall have been submitted to the Committee.

7.03.
Annual Distributions. Subject to the provisions of Article VIII, annual distributions from the Trust Fund shall be made to each Member. Commencing on or about February 15, 1971, and on or about February 15 of each year thereafter, the Unit Value of the vested Units or portions thereof of the Trust Fund credited to each Member's Account shall be distributed in full shares of Common Stock of IMCO to the extent possible and the balance, if any, shall be paid in money by cheque.

7.04.
Distribution Upon Discontinuance of Contributions or Termination of the Plan. Subject to the provisions of Article VIII, in the event of complete discontinuance of contributions or termination of the Plan with respect to a Member's current Employer, the distribution of the Unit Value of the vested Units in his Member Account (including, if applicable, a prorata allocation of amounts earned subsequent to the final Valuation Date and prior to the distribution hereby provided) shall be made in the manner provided in Section 7.01.

ARTICLE VIII
Forfeitures

8.01.
Discharge From Employment. Any Member who is discharged from the employment of the Employer for any one of the following reasons shall forfeit his rights to both vested and contingent Employer Units in his Member Account to which he otherwise would have been entitled: (a) wilfully destroying or damaging the Employer's property or business, (b) dishonesty, or (c) conviction of a felony.

8.02.
Unclaimed Benefits. Any benefit distributable hereunder which has been unclaimed for four (4) years since the whereabouts or continued existence of the person entitled thereto was last known to the Committee shall be forfeited. The four year period may be extended by the Committee whenever, in its discretion, special circumstances justify such action. No benefit distributable hereunder shall be cancelled pursuant to this Section 8.02 until the Committee has attempted to locate the distributee by registered mail sent care of the most recent address of the distributee contained in the files of the committee.

8.03.
Forfeiture of Contingent Interests. In case any Member's employment with the Employer is terminated except for conditions specified in Section 6.02(b), (c), (d), (e), (f), and (g), that portion of his Member Account contingently allocated to him and not vested in him theretofore or as a result of such termination, shall be forfeited.

8.04.
Forfeitures Not to Revert to the Employer. No amount forfeited pursuant to the provisions of this Article or any other provision of the Plan shall revert to or become the property of the Employer; provided, however, that nothing herein shall be deemed to limit the Employer's right to allocate forfeited Units pursuant to Section 5.07.

ARTICLE IX
Savings Committee

9.01.
Appointment of Committee. The Board shall appoint the committee which shall consist of not fewer than four nor more than ten members who shall serve at the pleasure of the Board, without bond (unless a bond shall be requested by the Board or secured voluntarily by a member) and without compensation for their services as such. The Committee members may, but need not be, Members under the Plan. Vacancies arising shall be filled in the same manner as appointments. Any member of the Committee may resign of his own accord by delivering his written resignation to the Board and to the Secretary of the Committee and such resignation will become effective upon such delivery or at any later date specified therein.

9.02.
Committee Organization. The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Chairman and the Secretary shall serve without bond and without compensation at the pleasure of the Committee.

9.03:
Committee Meetings. The Committee shall hold meetings upon such notice, at such time, and at such place as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or actions taken by the Committee shall be by vote of a majority of those present at a meeting, or, if they act without a meeting, by unanimous consent of the members of the Committee in writing.

9.04.
Committee Functions and Powers. The Committee shall be charged with the administration of the Plan, including without limitation, directing the Trustee with respect to all distributions from the Trust Fund. The Committee shall have the powers with respect to the administration of the Trust Fund as may be conferred upon it by the Trust Agreement and by the Plan and shall have the power to take all action and to make all decisions that shall be necessary or proper in order to carry out the provisions of the Plan and, without limiting the generality of the foregoing, the Committee shall have the following powers:

  (a)
  to make (and enforce by suspension or forfeiture) such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

  (b)
  to interpret or construe the Plan;

  (c)
  to decide questions concerning the Plan and the eligibility of any Employee to participate therein and the right of any person to receive benefits thereunder;

  (d)
  to decide any dispute arising under the Plan including but not by way of limitation, the right to decide if a Member was discharged under the circumstances prescribed in Section 8.01;

  (e)
  to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan;

  (f)
  to authorize disbursements by the Trustee;

  (g)
  to prescribe and require the use of such forms as it shall deem necessary or desirable in connection with the administration of the Plan;

  (h)
  to fix the criteria to be followed in determining the market value of any security or property held in the Trust Fund or the amount of any unliquidated charge, expense, or obligation of the Trust Fund; and

  (i)
  to determine the vested and contingent Units allocated to a Member Account at any time.

9.05.
Committee Actions Conclusive. All actions and decisions taken by the Committee shall be final and conclusive and binding on all persons having any interest in the Plan or Trust Fund or in any benefits payable thereunder.

9.06.
Committee Appointment of Agents, Etc. The Committee may employ or engage such accountants, counsel, other experts, and other persons as it deems necessary in connection with the administration of the Plan.

9.07.
Reliance Upon Opinions, Etc. The Committee and each member thereof and each person to whom it may delegate any power or duty in connection with administering the Plan shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them or any of them in good faith in reliance upon any valuation, certificate, opinion, or report which shall be furnished to them or any of them by the Trustee or by any accountant, counsel, other expert, or other person who shall be employed or engaged by the Trustee or the Committee.

9.08.
Records and Accounts. The Committee shall keep or cause to be kept all data, records, and documents pertaining to the administration of the Plan, and the Secretary of the Committee may execute all documents necessary to carry out the provisions of the Plan. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the Salary of Members, their retirement, death, termination of employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund and shall give proper instruction to the Trustee for carrying out the purposes of the Plan.

9.09.
Immunity From Liability. In administering the Plan, neither the Committee, nor any member thereof, nor any person to whom it may delegate any power or duty in connection with the administration of the Plan, nor the Company, nor any director, officer or employee thereof, shall be liable for any action or failure to act, except for its or his own willful and intentional malfeasance or misfeasance.

9.10.
Payment of Expenses.

(a)
Subject to the provisions of subdivision (b) of this Section 9.10, all expenses that arise in connection with the administration of the Plan and the Trust Agreement (not including commissions, taxes or other expenses relating to the purchase, sale or maintenance of property held as a part of the Trust Fund), including reimbursement of expenses of the Committee or any member thereof, the compensation and reimbursement of the expenses of the Trustee and of any accountant, counsel, other expert, or other person who shall be employed by the Committee or Trustee in connection with the administration thereof, shall be paid by the Employer.

(b)
In the event of permanent discontinuance of contributions or termination of the Plan, any further payment of expenses which arise or have arisen in connection with the administration of the Plan and Trust Agreement shall be paid from the Trust Fund, unless paid by the Employer.

(c)
Commissions, taxes, and other expenses relating to the purchase, sale or maintenance of property held as a part of the Trust Fund shall be borne by the Trust Fund.

ARTICLE X
Limitation of Rights and Obligations

10.01.
Plan is Voluntary. Although it is the intention of the Employer that the Plan and contributions hereunder shall be continued, the Plan is entirely voluntary on the part of the Employer and its continuance and the payment of contributions hereunder are not assumed as contractual obligations of the Employer and the Employer does not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. The Employer specifically reserves the right, in its sole discretion, to modify, reduce, suspend, in whole or in part, at any time or from time to time and for any period or periods of time, or to discontinue at any time, contributions under the Plan with respect to the Company or any corporation or Division referred to in Section 1.05(b).

10.02.
Plan is Not a Contract. The Plan shall not be deemed to constitute a contract between the Employer and any Member or Employee or to be consideration or inducement for the employment of any Member or Employee by the Employer. Nothing contained in the Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or Employee at any time without regard to the effect which such discharge shall have upon his rights or potential rights, if any, under the Plan.

10.03.
Distributions Only From Trust Fund. Each Member and any other person who shall claim any benefit hereunder shall be entitled to look only to the Trust Fund for any payment or benefit and shall not have any right, claim, or demand therefor against the Employer, the Committee, or the Trustee. Distributions are to be made only from the Trust Fund and only to the extent that the Trust Fund shall suffice therefor.

ARTICLE XI
Restrictions on Transfer of Benefits

11.01.
Non-alienation of Benefits. No benefits under the Plan shall be subject in any manner to anticipation, alienation, assignment, pledge, sale, encumbrance or charge, except, that this section shall not apply to or restrict the right of any Member or his Beneficiary to alienate such benefits by will or otherwise in contemplation of death where and under those circumstances such application or restriction would be prohibited by law. If any Member or his Beneficiary shall attempt to anticipate, alienate, assign, pledge, sell, or otherwise transfer or dispose of any such benefit, or should such benefit become subject to judgment, execution, garnishment, sequestration, or other seizure under any legal, equitable or other process, it shall pass and be transferred to such one or more persons as may be appointed by the Committee from among the spouse and blood relatives (including, however, adopted children) of such Member or Beneficiary as the case may be; provided, however, that the Committee, in its sole discretion, may at any time reappoint such Member or Beneficiary to receive any payments thereafter becoming due either in whole or in part.

ARTICLE XII
Amendment

12.01.
Amendment of Plan Subject to the approval of the Board of Directors of IMCO, the Board may modify or amend the Plan at any time or from time to time in any manner in whole or in part, provided, however, that:

(a)
no amendment or modification shall adversely affect any rights or benefits under the Plan accrued at the date of such amendment or modification in respect of any Member or his Beneficiary;

(b)
no amendment shall be made at any time pursuant to which the Trust Fund or any part thereof may be diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries.

ARTICLE XIII
Termination

13.01.
Board May Terminate. The Board may terminate the Plan and Trust Agreement at any time with respect to the Company or any corporation or Division referred to in Section 1.05(a) or (b); provided, however, that the Board may not so terminate the Plan in such manner as to cause or permit the corpus or income of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries. Upon such termination of the Plan or upon such discontinuance of contributions under the Plan, the vested interest of a Member or his Beneficiary in his Member Account shall be determined in accordance with Section 6.02(g), and vested amounts of such Member Account shall become distributable to the extent provided in Section 7.04.

13.02.
Merger or Consolidation of the Plan. No merger, consolidation, or other combination of the Plan or Trust Agreement with one or more plans or trust agreements shall be deemed to constitute a discontinuance of contributions or a termination of the Plan or Trust Agreement.

ARTICLE XIV
Trust Agreement

14.01.
The Trust Agreement. All contributions under the Plan shall be made to the Trust Fund held by the Trustee under the Trust Agreement. The Trustee is to hold, invest, and distribute the Trust Fund in accordance with the terms and provisions of the Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The duties and rights of the Trustee shall be determined solely by reference to the Trust Agreement.

ARTICLE XV
Miscellaneous

15.01.
Incompetence of Distributee. If the Committee receives evidence that a person entitled to receive any distribution under the Plan is physically or mentally incompetent or incompetent by reason of age to receive such distribution and to give valid release therefor, such distribution may be made to the guardian, committee, or other representative of such person duly appointed by a court of competent jurisdiction. If a person or institution other than a guardian, committee, or other representative of such person who has been duly appointed by a court of competent jurisdiction is then maintaining or has custody of such incompetent person, the distribution may be made to such other person or institution and the release of such other person or institution shall be valid and complete discharge for the distribution.

15.02.
Voting of IMCO Common Stock. Before each annual or special meeting of the stockholders of IMCO, IMCO shall cause to be sent to each Member a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of IMCO's Common Stock represented by the Employer Units and Member Units in the fund allocated to such Member's account. The number of shares so represented shall be determined by multiplying the total number of shares of IMCO Common Stock in such fund by a fraction, the numerator of which is the number of Units in such fund allocated to such Member and the denominator of which is the total number of Units of such fund outstanding as of the Valuation Date next preceding the record date for such meeting, except that any fractional part of a share shall be disregarded. Upon receipt of such instructions, the Trustee shall vote, in person or by proxy, the shares of stock as instructed. Instructions received from individual Members by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company or of IMCO. The Trustee shall have the right to vote, in person or by proxy, at its discretion, shares of IMCO Common Stock for which voting instructions shall not have been received.

15.03.
Reliance Upon Copy of Plan. Any person dealing with the Trustee may rely upon a copy of the Plan and Trust Agreement and any amendment thereto certified by the Secretary of the Committee to be a true and correct copy.

15.04.
Governing Law. The Plan shall be construed, enforced, and administered in accordance with the laws of the Province of Quebec, Canada.

15.05.
Rules of Construction. Whenever used in the Plan, unless the context otherwise indicates, words in the masculine form shall be deemed to include the feminine, and the singular shall be deemed to include the plural.

15.06.
Text to Control. The headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

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STOCK PURCHASE PLAN OF ROBIN HOOD MULTIFOODS INC.
ARTICLE 1 Definitions
ARTICLE II Membership
ARTICLE III Contributions
ARTICLE IV Investment of Funds
ARTICLE V Member Accounts
ARTICLE VI Vesting
ARTICLE VII Distributions
ARTICLE VIII Forfeitures
ARTICLE IX Savings Committee
ARTICLE X Limitation of Rights and Obligations
ARTICLE XI Restrictions on Transfer of Benefits
ARTICLE XII Amendment
ARTICLE XIII Termination
ARTICLE XIV Trust Agreement
ARTICLE XV Miscellaneous